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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Form S-8 Nos. 333-198206, 333-202856, 333-210225, and 333-216446) pertaining to the Theravance Biopharma, Inc. 2013 Equity Incentive Plan and the Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan,

  (2)
  Registration Statement (Form S-8 No. 333-200225) pertaining to the Theravance Biopharma, Inc. 2014 New Employee Equity Incentive Plan, and

  (3)
  Registration Statement (Form S-3 No. 333-214257) of Theravance Biopharma, Inc.,

of our reports dated February 28, 2018, with respect to the consolidated financial statements of Theravance Biopharma, Inc. and the effectiveness of internal control over financial reporting of Theravance Biopharma, Inc., included in this Annual Report (Form 10-K) for the year ended December, 31, 2017.

/s/ Ernst & Young LLP

San Jose, California
February 28, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM